EXHIBIT 3.2

                                     BYLAWS
                                       OF
                         CITIZENS FINANCIAL CORPORATION
                           Adopted September 12, 1990
                             Amended March 25, 1994
                     Amended and Restated November 19, 2003




                                    ARTICLE I
                         DEFINITIONS AND INTERPRETATION

                  These Bylaws are adopted pursuant to the Kentucky Business Corporation Act (the "Act") and are to be interpreted in a manner so as to be consistent with the Act. In addition, these Bylaws are to be interpreted so as to be consistent with the Articles of Incorporation of the corporation, federal laws and regulations applicable to companies that are subject to the registration and reporting requirements of the federal Securities Exchange Act of 1934 (the "Securities Laws") and the rules of the securities exchange (if any) on which the shares of the corporation are eligible for trading. The Act, the Articles of Incorporation, the Securities Laws, the rules of the securities exchange and other laws applicable to the corporation are referred to herein as "Applicable Laws").



                                   ARTICLE II
                                     OFFICES

The principal office of the corporation in the Commonwealth of Kentucky shall be located at Suite 300, The Marketplace, 12910 Shelbyville Road, Louisville, Kentucky 40243. The corporation may have such other offices, either within or without the Commonwealth of Kentucky, as its business may require from time to time.





                                   ARTICLE III
                     SHAREHOLDERS MEETINGS AND RECORD DATES

     Section 1. Annual Meeting. The date for the annual meeting of the shareholders for the purpose of electing directors and for the transaction of such other business as may properly come before the meeting shall be established by the board of directors in compliance with Applicable Laws. If the election of directors shall not be held on the day designated for any annual meeting, or at any adjournment thereof, the board of directors shall cause the election to be held at a special meeting of the shareholders to be held as soon thereafter as may be convenient.
     Section 2. Special Meetings. Special meetings of the shareholders may be called by the board of directors or on written demand in accordance with the Act of the holders of not less than thirty-three and one-third percent (33-1/3%) of all shares entitled to vote on any issue proposed to be considered at the meeting provided that such holders sign, date and deliver to the secretary one
(1) or more written demands for the meeting describing the purposes for which it is to be held. Within twenty (20) days thereafter, the board of directors shall fix a date, time and place for such meeting, and shall give notice of such meeting in accordance with these Bylaws and Applicable Laws. Only business within the purpose or purposes described in the meeting notice required by these Bylaws may be conducted at a special meeting.
     Section 3. Place of Meeting. The board of directors may designate any place within or without the Commonwealth of Kentucky as the place of meeting for any annual or special meeting of shareholders. If no such designation is made, the place of meeting shall be the principal office of the corporation in the Commonwealth of Kentucky.
     Section 4. Notice of Meetings. The board of directors shall cause written notice stating the place, day and hour of an annual or special meeting of shareholders and, in the case of a special meeting, the purpose or purposes for

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which the  meeting is called,  to be  delivered  not less than ten (10) nor more than sixty (60) days before the date of the meeting, in accordance with Applicable Laws. Such notice shall be effective as provided by Applicable Laws.
     Section 5. Fixing of Record Date. The board of directors may fix in advance a date as the record date for the purpose of determining shareholders entitled to receive notice of or vote at any annual or special meeting of shareholders, or any adjournment thereof, or in order to make a determination of shareholders for any other proper purpose, such date in any case not to be more than seventy
(70) days prior to the date on which the particular meeting or action requiring such determination of shareholders is to be taken. If no record date is fixed for the determination of shareholders entitled to notice of or to vote at a meeting, the first date on which notice of the meeting is mailed shall be the record date for such determination of shareholders. When a determination of shareholders entitled to vote at any meeting of shareholders has been made as provided herein, such determination shall apply to any adjournment thereof unless the meeting is adjourned to a date more than one hundred twenty (120) days after the date fixed for the original meeting, in which case the board shall fix a new record date.
     Section 6. Voting Lists and Share Ledger. The corporation shall provide a complete list of the shareholders entitled to notice of any annual or special meeting of shareholders, or any adjournment thereof, arranged by voting group (and within each voting group by class or series of shares) in alphabetical order, with the address of and the number of shares held by each shareholder, which list shall be kept on file at the principal office of the corporation for a period of five (5) business days prior to any meeting and continuing through the meeting and shall be subject to inspection by any shareholder at any time during usual business hours. Such list shall also be produced and kept open at the meeting and shall be subject to the inspection of any shareholder during the meeting or any adjournment thereof as provided by Applicable Laws.
     Section 7 Quorum. A majority of the outstanding shares entitled to vote, represented in person or by proxy, shall constitute a quorum at any annual or special meeting of shareholders. The shareholders present at a duly organized meeting may continue to do business for the remainder of the meeting and for any adjournment thereof until adjournment, notwithstanding the withdrawal of enough shareholders to leave less than a quorum, unless a new record date is or must be set for that adjourned meeting.
     Section 8. Advance Notice of Shareholder Business At Annual Meeting. At an annual meeting of the shareholders, only such business shall be conducted as shall have been properly brought before the meeting. To be properly brought before the meeting, business must be (i) specified in the notice of meeting (or any supplement thereto) given by or at the direction of the board of directors,
(ii) otherwise properly brought before the meeting by or at the direction of the board of directors, or (iii) otherwise properly brought before the meeting by a shareholder. For business to be properly brought before the meeting by a shareholder, the shareholder must have given timely notice thereof in writing to the secretary of the corporation. To be timely, a shareholder's notice must be delivered to or mailed and received at the principal office of the corporation, not less than one hundred twenty (120) days prior to the date of mailing in the prior year of the proxy statement for the annual meeting held in the prior year. A shareholder's notice shall set forth as to each matter the shareholder proposes to bring before the meeting (i) a brief description of the business desired to be brought before the meeting and the reasons for conducting such business at the meeting, (ii) the name and address, as they appear on the corporation's books, of the shareholder proposing such business, (iii) the class and number of shares of the corporation that are beneficially owned by the shareholder, and (iv) any material interest of the shareholder in such business,
together  with  any  additional   information   required  by  Applicable   Laws.
Notwithstanding anything in these Bylaws to the contrary, no business shall be conducted at any annual meeting except in accordance with the procedures set forth in this Section. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that business was not properly brought before the meeting in accordance with the provisions of this Section, and if the person so presiding should so determine, he or she shall so declare to the meeting and any such business not properly brought before the meeting shall not be transacted.
     Section 9. Voting. A shareholder entitled to vote at an annual or special meeting of shareholders may vote at such meeting in person or by proxy subject to Applicable Laws. Subject to the provisions of Applicable Laws, each outstanding share shall be entitled to one (1) vote on each matter voted on at a meeting of shareholders. Proxies. A shareholder may appoint a proxy to vote or otherwise act for him or her in a manner permitted by Applicable Laws. An appointment shall be valid for eleven (11) months unless a longer period is expressly provided in the appointment. An appointment shall be revocable by the shareholder unless the appointment states that it is irrevocable and is coupled with an interest. An appointment coupled with an interest includes the appointment of a pledgee, a person who purchased or agreed to purchase the shares, a creditor of the corporation who extended it credit under terms requiring the appointment, an employee of the corporation whose employment contract requires the appointment, or a party to a voting agreement created under the provisions of the Act.



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                                   ARTICLE IV
                                    DIRECTORS

     Section 1. General Powers. The business and affairs of the corporation shall be managed under the direction of a board of directors.
     Section 2. Number and Term.  The board of directors  shall consist of seven
(7)  members,  but the  number of  members  may be  increased  or  decreased  by amendment of this Bylaw or by resolution of the board of directors or shareholders subject to Applicable Laws. Each director shall hold office for a term expiring at the next annual meeting of shareholders following his or her election. Notwithstanding the foregoing, if the number of directors shall be increased to eleven (11) or more in accordance with the Articles of Incorporation, the directors shall be divided into three classes, with each director holding office for an initial term as set out in the Articles of Incorporation and thereafter to hold office for a period of three (3) years or until his successor shall have been elected and qualifies for the office, whichever period is longer.
     Section 3. Qualifications. Each director and the board of directors as a group shall meet the requirements of Applicable Laws. Only persons who are nominated in accordance with the procedures set forth in this Section shall be eligible for election as directors. Nominations of persons for election as directors may be made by or at the direction of the board of directors or by any shareholder entitled to vote in the election of directors at the meeting who complies with the notice procedures set forth in this Section. Such nominations, other than those made by or at the direction of the board of directors, shall be made pursuant to timely notice in writing to the corporation. To be timely, a shareholder's notice shall be delivered to or mailed and received at the principal executive offices of the corporation not less than 120 days prior to the date in the prior year on which the corporation gave notice of the annual meeting held in such prior year. Such shareholder's notice shall set forth (i) as to each person whom the shareholder proposed to nominate for election or re-election as a director, (w) the name, age, business address and residence address of such person, (x) the principal occupation or employment of such person, (y) the class and number of shares of the corporation which are beneficially owned by such person, and (z) any other information relating to such person that is required to be disclosed in solicitations of proxies for election of directors, or is otherwise required, in each case pursuant to the Securities Laws (including without limitation such person's written consent to being named in the proxy statement as a nominee and to serving as a director if elected); and (ii) as to the shareholder giving the notice (y) the name and address, as they appear on the corporation's books, of such shareholder and (z) the class and number of shares of the corporation that are beneficially owned by such shareholder. No person shall be eligible for election as a director of the corporation unless nominated in accordance with the procedures set forth in this Section. The person presiding at the meeting shall, if the facts warrant, determine and declare to the meeting that a nomination was not made in accordance with the procedures prescribed by this Section, and if the person presiding at the meeting should so determine, he or she shall so declare to the meeting and the defective nomination shall be disregarded.
     Section 4. Regular Meetings. A regular meeting of the board of directors shall be held without other notice than this Section, immediately after, and at the same place as, the annual meeting of shareholders. The board of directors may provide, by resolution, the time and place, either within or without the Commonwealth of Kentucky, for the holding of additional regular meetings without other notice than such resolution.
     Section 5. Special Meetings. Special meetings of the board of directors may be called by or at the request of the chairman of the board, the president or a majority of the board of directors. The place of meeting shall be the principal office of the corporation in the Commonwealth of Kentucky unless all directors consent to another place, which may be within or without the Commonwealth of Kentucky.
     Section 6. Notice. Notice of any special meeting shall be given at least two (2) days prior thereto. Any director may waive notice of any meeting. The attendance of a director at any meeting shall constitute a waiver of notice of such meeting, unless the director objects to the transaction of any business at the meeting at the beginning of the meeting (or promptly upon his or her arrival) and does not thereafter vote for or assent to action taken at the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the board of directors need be specified in the notice or waiver of notice of such meeting.
     Section 7. Quorum. Except as provided by the Act in cases of director conflicts of interest, a majority of the board of directors shall constitute a quorum for the transaction of business at any meeting of the board of directors, provided that if less than a majority of the directors is present at said meeting, a majority of the directors present may adjourn the meeting from time to time without further notice.
     Section 8. Manner of Acting. Except as provided by the Act in cases of director conflicts of interest, the act of the majority of the directors present at a meeting at which a quorum is present shall be the act of the board of directors.

     Section 9. Informal Action. Any action required or permitted to be taken at a meeting of the board of directors, or any action that may be taken at a meeting of the board of directors or of a committee, may be taken without a meeting if a consent, in writing, setting forth the action so taken shall be signed by all of the directors, or all of the members of the committee, as the case may be, and included in minutes or filed with the corporate records. Such consent shall have the same effect as a unanimous vote.
     Section 10. Meeting by Telecommunications. Members of the board of directors may participate in a meeting by, or conduct the meeting through the use of, any means of communication by which all directors participating may simultaneously hear each other during the meeting. A director participating in a meeting by this means shall be deemed to be present in person at the meeting.
     Section 11. Vacancies. Any vacancy occurring in the board of directors may be filled by the affirmative vote of a majority of the remaining directors though less than a quorum of the board of directors. A director elected to fill a vacancy shall serve until the next meeting of shareholders at which directors are elected, or, if the directors shall be classified in accordance with the Articles of Incorporation, for the remainder of the full term of the class of directors in which the vacancy occurred.
     Section 12. Committees. The board of directors shall establish such committees as may be required by Applicable Laws and shall have authority to establish such other committees as it may consider necessary or convenient for the conduct of its business. The board of directors may establish an executive committee in accordance with and subject to the restrictions set out in the Act. The membership, qualifications, and duties of committees required by Applicable Laws shall comply with Applicable Laws.


                                    ARTICLE V
                                    OFFICERS

     Section 1. Classes. The officers of the corporation shall be a chairman of the board, a president, a secretary, and such other officers as may be provided by the board of directors and elected in accordance with the provisions of this article.
     Section 2. Election and Term of Office. The officers of the corporation shall be elected annually by the board of directors at the first meeting of the board of directors held after each annual meeting of shareholders. If the election of officers shall not be held at such meeting, such election shall be held as soon thereafter as convenient. Vacancies may be filled or new offices created and filled at any meeting of the board of directors. Each officer shall hold office until the next annual election of officers or his or her death or until he or she shall resign or shall have been removed from office in the manner hereinafter provided.
     Section 3. Removal. Any officer elected by the board of directors may be removed by the board of directors, with or without cause, whenever in its judgment the best interest of the corporation would be served thereby, but such removal shall be without prejudice to the contract rights, if any, of the person so removed. Election or appointment of an officer or agent shall not of itself create contractual rights.
     Section 4. Chairman of the Board. The chairman of the board of directors shall preside at all annual and special meetings of shareholders and of the board of directors. He or she shall perform such other duties as may be assigned by the board of directors from time to time with his or her consent.
     Section 5. President. The president shall be the chief executive officer of the corporation and shall, in general, supervise and control all of the business and affairs of the corporation. The president shall perform all duties normally incident to the office of president and such other duties as may be assigned by the board of directors from time to time. The president shall have general contracting authority on behalf of the corporation.
     Section 6. Secretary. The secretary shall keep the minutes of annual and special meetings of shareholders and of the board of directors in one or more books provided for that purpose; be custodian of the corporate records of the corporation; and, in general, perform all duties normally incident to the office of secretary and such other duties as may be assigned by the chairman of the board, the president or the board of directors from time to time.
     Section 7. Other Officers. The corporation shall have such other officers, which may include one or more vice presidents, assistant vice presidents, assistant secretaries, treasurers and assistant treasurers, as the board of directors shall deem necessary or advisable from time to time. Such officers shall perform such duties as may be assigned by the chairman of the board, the president or the board of directors from time to time.


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                                   ARTICLE VI
                      CONTRACTS, LOANS, CHECKS AND DEPOSITS

     Section 1. Contracts and Agreements. The board of directors or the president may authorize any officer or officers, agent or agents, to enter into any contract or agreement or execute and deliver any instruments in the name of and on behalf of the corporation, and such authority may be general or confined to specific instances.
     Section 2. Loans. No material loan shall be contracted on behalf of the corporation, and no evidences of indebtedness shall be issued in its name, unless authorized by a resolution of the board of directors. Such authority may be general or confined to specific instances.
     Section 3. Checks, Drafts, Orders, Etc. All checks, drafts, or other orders for the payment of money, notes or other evidences of indebtedness issued in the name of the corporation shall be signed by such officer or officers, agent or agents, of the corporation and in such manner as shall from time to time be determined by resolution of the board of directors or authorization by the president, which resolution or authorization may be general or confined to specific instances.
     Section 4. Deposits. All funds of the corporation not otherwise employed shall be deposited from time to time to the credit of the corporation in such banks, trust companies, or other depositories as the board of directors or the president may select.
                                   ARTICLE VII
                   CERTIFICATES FOR SHARES AND THEIR TRANSFER

     Section 1. Certificates for Shares. Certificates representing shares of the corporation shall be in such form as may be determined by the board of directors. All certificates surrendered to the corporation for transfer shall be canceled, and no new certificate shall be issued until the former certificate for a like number of shares shall have been surrendered and canceled, except that in case of a lost, destroyed or mutilated certificate, a new one may be issued therefor upon such terms and indemnity to the corporation as the board of directors or the president may prescribe.
     Section 2. Transfer of Shares. Transfer of shares of the corporation shall be made only on the books of the corporation or the books maintained for the corporation by its duly appointed transfer agent by the registered holder thereof or by his or her attorney authorized by power of attorney duly executed and filed with the secretary of the corporation, and on surrender for cancellation of the certificate for such shares. The person in whose name shares stand on the books of the corporation shall be deemed the owner thereof for all purposes as regards the corporation.

                                  ARTICLE VIII
                                   FISCAL YEAR

                  The fiscal year of the corporation shall begin on the first day of January and end on the thirty-first day of December.

                                   ARTICLE IX
                                WAIVER OF NOTICE

                  Whenever any notice whatever is required to be given under the provisions of these Bylaws, or under the provisions of the Articles of Incorporation, or under the provisions of the Act, waiver thereof in writing, signed by the person, or persons entitled to such notice, whether before or after the time stated therein, shall be deemed equivalent to the giving of such notice.



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                                   CERTIFICATE

                  It is hereby certified that on this date we are, respectively, the duly elected and qualified president and secretary of Citizens Financial Corporation, and that on this _____ day of __________, 2003, the foregoing are the Bylaws of the corporation as in effect on the date hereof.





                                                 s/ ___________________________

                                                    Darrell R. Wells, President



s/ ____________________________
   Len E. Schweitzer, Secretary